Exhibit 99.1

Voya Financial announces fourth-quarter
and full-year 2023 results

NEW YORK, Feb. 6, 2024 — Voya Financial, Inc. (NYSE: VOYA), announced today its fourth-quarter and full-year 2023 financial results:
•Fourth-quarter 2023 net income available to common shareholders of $118 million, or $1.10 per diluted share, and after-tax adjusted operating earnings1 of $174 million, or $1.63 per diluted share.
•Full-year 2023 net income available to common shareholders of $589 million, or $5.42 per diluted share, and after-tax adjusted operating earnings of $763 million, or $7.02 per diluted share.
•Full-year 2023 results reflect record after-tax adjusted operating earnings in Health Solutions, expense discipline, and significant excess capital generation.
•Voya expects additional commercial momentum, healthy margins, strong cash generation, and further return of excess capital to shareholders in 2024.

“Our fourth-quarter and full-year 2023 results demonstrate our commitment to execution; discipline in managing expenses while continuing to reinvest in our businesses; and the benefits of Voya’s diversified, capital-light business mix,” said Heather Lavallee, chief executive officer, Voya Financial. “We are optimistic about our continued commercial momentum in 2024, including strong pipelines in Wealth Solutions and Investment Management, as well as a record-setting start of the year in Health Solutions. We continue to focus on the growing needs of our customers, who look to us for guidance in addressing their workplace benefits, savings and investment solutions needs. This focus — along with the multiple ways we support our colleagues and communities — continues to set Voya apart in the marketplace.

“Looking ahead, our diversified revenue sources and prudent expense-management track record give us confidence in our ability to consistently generate strong free cash flows, and our capital deployment focus in 2024 will be on share repurchases and dividends,” added Lavallee.

1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on notable items in the company’s financial results, non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures can be found in the reconciliation tables at the end of this press release and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

Fourth-Quarter 2023 Consolidated Results
Fourth-quarter 2023 net income available to common shareholders was $118 million, or $1.10 per diluted share, compared with $190 million, or $1.78 per diluted share, in fourth-quarter 2022. The decrease was primarily due to lower after-tax adjusted operating earnings and higher losses within businesses exited.

Fourth-quarter 2023 after-tax adjusted operating earnings were $174 million, or $1.63 per diluted share, compared with $227 million, or $2.13 per diluted share, in fourth-quarter 2022. The decrease was largely due to the absence of favorable tax adjustments primarily related to foreign tax credits in fourth-quarter 2022.

Full-Year 2023 Consolidated Results
Full-year 2023 net income available to common shareholders was $589 million, or $5.42 per diluted share, compared with $474 million, or $4.30 per diluted share, in full-year 2022. The increase was primarily due to lower investment losses and lower losses within businesses exited, partially offset by higher integration and severance costs and lower after-tax adjusted operating earnings.

Full-year 2023 after-tax adjusted operating earnings were $763 million, or $7.02 per diluted share, compared with $807 million, or $7.32 per diluted share, in full-year 2022. Net revenue growth across all businesses and record earnings in Health Solutions in full-year 2023 were more than offset by the absence in 2023 of favorable foreign tax credit adjustments and annual assumption updates in Health Solutions that occurred in full-year 2022.

Business Segment Results
Wealth Solutions
Wealth Solutions fourth-quarter 2023 pre-tax adjusted operating earnings were $147 million, up from $145 million in the prior-year period. The increase was primarily due to higher alternative investment income as well as favorable equity market impacts to fee-based margins, partially offset by lower spread-based revenues.

For the year ended Dec. 31, 2023, full-service recurring deposits grew 10.4% to $14.7 billion compared with the prior-year period, reflecting growth in both Corporate and Tax-Exempt markets. Total client assets as of Dec. 31, 2023, were $544 billion, up 14% compared with Dec. 31, 2022, due to higher equity market levels and growth in the business year over year.

Excluding notables, net revenues for the year ended Dec. 31, 2023, grew 1.2% compared with the prior-year period as an increase in fee-based margins due to favorable equity markets, growth in the participant base, and recordkeeping net inflows was partially offset by lower spread-based revenues. Adjusted operating margin for the year ended Dec. 31, 2023, excluding notables, was 37.3%, compared with 39.3% in the prior-year period as higher administrative expenses due to growth in the business, including an increase in plan counts and recurring deposit growth, more than offset higher fee-based revenues and cost saving initiatives implemented in 2023.

Health Solutions
Health Solutions fourth-quarter 2023 pre-tax adjusted operating earnings were $44 million, down from $78 million in the prior-year period. The decline was largely attributable to the prior-year period benefiting from exceptionally strong underwriting results in Voluntary and Stop Loss.

Health Solutions fourth-quarter 2023 annualized in-force premiums and fees grew 19.8% to $3.3 billion compared with the prior-year period. The increase reflects growth across all product lines, favorable retention and the positive impact of the Benefitfocus acquisition, which closed in January 2023.

Excluding notables, net revenues for the year ended Dec. 31, 2023, grew 35.9% compared with the prior-year period due to the Benefitfocus acquisition, in-force premium growth and favorable Stop Loss experience. Adjusted operating margin for the year ended Dec. 31, 2023, excluding notables, was 28.1% compared with 33.0% in the prior-year period. The decline reflects the integration of Benefitfocus, which has a lower margin profile consistent with benefits administration peers.

Investment Management
Investment Management fourth-quarter 2023 pre-tax adjusted operating earnings, excluding Allianz's noncontrolling interest, were $45 million, up from $42 million in the prior-year period. The increase was largely due to higher fee revenues resulting from the cumulative effect of 2023 Retail net inflows driven by international distribution, positive capital markets and positive investment capital returns.

For the year ended Dec. 31, 2023, Investment Management had $14 billion (excluding divested businesses) of net outflows. These were driven by macroeconomic headwinds impacting the industry, particularly Institutional net flows, and the unwinding of the company's former international distribution partnership, which were partially offset by net inflows in the U.S. insurance channel and Retail.

Excluding notables, net revenues for the year ended Dec. 31, 2023, grew 16.9% largely due to higher fee revenues resulting from the Allianz Global Investors transaction, which closed in July 2022. Adjusted operating margin for the year ended Dec. 31, 2023, excluding notables, was 24.9% compared with 26.8% in the prior-year period. The lower margin in 2023 reflects the impact of net outflows on revenues; several expense items not expected to reoccur; and reinvestments into the business – all of which were partially offset by cost saving initiatives implemented in 2023.

Capital
For full-year 2023, Voya generated approximately $0.8 billion of excess capital, reflecting capital generation of over 90% of after-tax adjusted operating earnings. Voya also deployed approximately $1.3 billion of excess capital in full-year 2023, of which approximately $200 million was deployed in the fourth quarter, including $158 million in share repurchases and $42 million in common stock dividends. As of Dec. 31, 2023, Voya had approximately $0.4 billion of excess capital.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, Feb. 7, 2024, at 10 a.m. ET, to discuss the company’s fourth-quarter and full-year 2023 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at 1 p.m. ET on Feb. 7, 2024.

Media Contact:                            Investor Contact:
Christopher Breslin                        Michael Katz
212-309-8941                            212-309-8999
Christopher.Breslin@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA), is a leading health, wealth and investment company with approximately 9,000 employees who are focused on achieving Voya’s aspirational vision: Clearing your path to financial confidence and a more fulfilling life. Through products, solutions and technologies, Voya helps its 15.2 million individual, workplace and institutional clients become well planned, well invested and well protected. Benefitfocus, a Voya company and a leading benefits administration provider, extends the reach of Voya’s workplace benefits and savings offerings by engaging directly with over 12 million employees in the U.S. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and committed to conducting business in a way that is economically, ethically, socially and environmentally responsible. Voya has earned recognition as: one of the World’s Most Ethical Companies® by Ethisphere; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Instagram.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market risks, including general economic conditions, our ability to manage such risks and interest rates; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and whether funds will be available to us through either dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use our deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2023, to be filed with the SEC on or before Feb. 29, 2024.

VOYA-IR VOYA-CF

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	12/31/2023		12/31/2022
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$118	$1.10	$190	$1.78
Less:
Net investment gains (losses)	(8)	(0.08)	(8)	(0.07)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(38)	(0.36)	(27)	(0.25)
Other adjustments (2)	(10)	(0.09)	(3)	(0.03)
Adjusted operating earnings	$174	$1.63	$227	$2.13
Less:
Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation	(36)	(0.34)	(50)	(0.47)
Other (3)	—	—	53	0.50
Adjusted operating earnings excluding notable items	$210	$1.97	$224	$2.10
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with the Allianz Global Investors and Benefitfocus transactions and amortization of acquisition-related intangible assets. For the three months ended December 31, 2023, also includes $20 million, after-tax, of severance costs and a $17 million, after-tax, net favorable adjustment to certain acquisition-related assets and liabilities.
(3) Includes favorable tax adjustments primarily related to foreign tax credits in 2022.

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Twelve Months Ended
(in millions USD, except per share)	12/31/2023		12/31/2022
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$589	$5.42	$474	$4.30
Less:
Net investment gains (losses) (2)	(2)	(0.02)	(150)	(1.36)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (3)	(44)	(0.40)	(109)	(0.99)
Other adjustments (4)	(128)	(1.18)	(74)	(0.67)
Adjusted operating earnings	$763	$7.02	$807	$7.32
Less:
Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation	(97)	(0.89)	(84)	(0.76)
Other (5)	(13)	(0.12)	67	0.60
Adjusted operating earnings excluding notable items	$873	$8.03	$824	$7.48
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Net investment gains include a $45 million revaluation gain on the Voya India investment for the twelve months ended December 31, 2023. There was no tax expense associated with this gain.
(3) Includes a one-time tax benefit of $92 million related to a divested business for the twelve months ended December 31, 2023.
(4) Primarily consists of acquisition and integration costs associated with the Allianz Global Investors and Benefitfocus transactions and amortization of acquisition-related intangible assets. For the twelve months ended December 31, 2023, also includes $27 million, after-tax, of severance costs and a $17 million, after-tax, net favorable adjustment to certain acquisition-related assets and liabilities.
(5) In 2023, includes changes in certain legal and other reserves not expected to recur at the same level. In 2022, includes changes in certain other reserves not expected to recur at the same level, favorable tax adjustments primarily related to foreign tax credits, and COVID-19 Impacts.

Adjusted Operating Earnings and Notable Items
Three Months Ended December 31, 2023
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation (1)	Amounts Excluding Notable Items
	a	b	c = a - b
Adjusted operating earnings
Wealth Solutions	$147	$(39)	$187
Health Solutions	44	(5)	48
Investment Management	57	(2)	60
Corporate	(33)	—	(33)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	215	(46)	261
Less: Earnings (loss) attributable to Allianz noncontrolling interest	13	—	13
Adjusted operating earnings before income taxes	202	(46)	248
Income taxes (2)	28	(10)	38
Adjusted operating earnings after income taxes	$174	$(36)	$210
Adjusted operating earnings per share	1.63	(0.34)	1.97
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for 2023 was approximately $47 million to $48 million per quarter, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for 2023 was approximately $9 million to $10 million per quarter, pre-tax and before variable compensation.
(2) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Three Months Ended December 31, 2022
(in millions USD, except per share)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation (1)	Other (2)	Amounts Excluding Notable Items
	a	b	c	d = a - b - c
Adjusted operating earnings
Wealth Solutions	$145	$(50)	$—	$195
Health Solutions	78	(5)	—	83
Investment Management	57	$(7)	—	64
Corporate	(60)	—	—	(60)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	219	(63)	—	282
Less: Earnings (loss) attributable to Allianz noncontrolling interest	13	—	—	13
Adjusted operating earnings before income taxes	206	(63)	—	269
Income taxes (3)	(21)	(13)	(53)	45
Adjusted operating earnings after income taxes	$227	$(50)	$53	$224
Adjusted operating earnings per share	2.13	(0.47)	0.50	2.10
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for 2022 was approximately $47 million to $48 million per quarter, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for 2022 was approximately $9 million to $10 million per quarter, pre-tax and before variable compensation.
(2) Includes favorable tax adjustments primarily related to foreign tax credits in 2022.
(3) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Twelve Months Ended December 31, 2023
(in millions USD, except per share)	Amounts including Notable items	Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation (1)	Other (2)	Amounts excluding Notable items
	a	b	c	d = a - b - c
Adjusted operating earnings
Wealth Solutions	$632	$(110)	$—	$742
Health Solutions	315	(10)	(16)	341
Investment Management	225	(3)	—	228
Corporate	(208)	—	—	(208)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	964	(123)	(16)	1,103
Less: Earnings (loss) attributable to Allianz noncontrolling interest	48	—	—	48
Adjusted operating earnings before income taxes	916	(123)	(16)	1,055
Income taxes (3)	153	(26)	(3)	182
Adjusted operating earnings after income taxes	$763	$(97)	$(13)	$873
Adjusted operating earnings per share	7.02	(0.89)	(0.12)	8.03
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for 2023 was approximately $47 million to $48 million per quarter, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for 2023 was approximately $9 million to $10 million per quarter, pre-tax and before variable compensation.
(2) Includes changes in certain legal and other reserves not expected to recur at the same level.
(3) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Adjusted Operating Earnings and Notable Items
Twelve Months Ended December 31, 2022
(in millions USD, except per share)	Amounts including Notable items	Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation (1)	Other (2)	Amounts excluding Notable items
	a	b	c	d = a - b - c
Adjusted operating earnings
Wealth Solutions	$697	$(76)	$—	$773
Health Solutions	304	(7)	17	294
Investment Management	186	(24)	—	210
Corporate	(253)	—	—	(253)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	934	(106)	17	1,024
Less: Earnings (loss) attributable to Allianz noncontrolling interest	26	—	—	26
Adjusted operating earnings before income taxes	908	(106)	17	997
Income taxes (3)	101	(22)	(49)	173
Adjusted operating earnings after income taxes	$807	$(84)	$67	$824
Adjusted operating earnings per share	7.32	(0.76)	0.60	7.48
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for 2022 was approximately $47 million to $48 million per quarter, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for 2022 was approximately $9 million to $10 million per quarter, pre-tax and before variable compensation.
(2) Includes changes in certain other reserves not expected to recur at the same level, favorable tax adjustments primarily related to foreign tax credits, and COVID-19 Impacts.
(3) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended December 31, 2023
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation (1)	Other (2)	Amounts Excluding Notable Items
	a	b	c	d = a - b - c
Net revenue
Wealth Solutions	$1,881	$(110)	$—	$1,991
Health Solutions	1,185	(10)	(16)	1,212
Investment Management	916	(2)	—	918
Total net revenue	$3,982	$(122)	$(16)	$4,120

Adjusted operating margin
Wealth Solutions	33.6%	(3.7)%	—	37.3%
Health Solutions	26.6%	(0.6)%	(0.9)%	28.1%
Investment Management	24.6%	(0.3)%	—	24.9%
Adjusted operating margin, excluding Corporate	29.4%	(2.1)%	(0.3)%	31.8%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for 2023 was approximately $47 million to $48 million per quarter, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for 2023 was approximately $9 million to $10 million per quarter, pre-tax and before variable compensation.
(2) Includes changes in certain legal and other reserves not expected to recur at the same level.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended December 31, 2022
(in millions USD)	Amounts Including Notable Items	Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation (1)	Other (2)	Amounts Excluding Notable Items
	a	b	c	d = a - b - c
Net revenue
Wealth Solutions	$1,892	$(76)	$—	$1,967
Health Solutions	902	(7)	17	892
Investment Management	756	(29)	—	785
Total net revenue	$3,550	$(112)	$17	$3,642

Adjusted operating margin
Wealth Solutions	36.9%	(2.4)%	—%	39.3%
Health Solutions	33.7%	(0.5)%	1.2%	33.0%
Investment Management	24.7%	(2.1)%	—	26.8%
Adjusted operating margin, excluding Corporate	33.4%	(1.9)%	0.3%	35.0%
Note: Totals may not sum due to rounding.
(1) Amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable compensation. Long-term expectation for alternative investments is a 9% annual return, which for 2022 was approximately $47 million to $48 million per quarter, pre-tax and before variable compensation. Long-term expectation for prepayment fees is a 10 basis point annual contribution to yield, which for 2022 was approximately $9 million to $10 million per quarter, pre-tax and before variable compensation.
(2) Includes changes in certain other reserves not expected to recur at the same level and COVID-19 Impacts.